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                                                                    Exhibit 21.1
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                             List of Subsidiaries

NU SKIN JAPAN, INC. - a domesticated Delaware Corporation with dual residence in the United States and Japan operating in Japan under the name Nu Skin Japan Company, Limited

NU SKIN TAIWAN, INC.

NU SKIN KOREA, INC. - a domesticated Delaware corporation with dual residence in the United States and South Korea operating in South Korea under the name of Nu Skin Korea Company, Limited

NU SKIN HONG KONG, INC.

NU SKIN THAILAND PERSONAL CARE, INC.